Exhibit 99.1

P R E S S R E L E A S E

Splunk Closes Acquisition of Cloud Monitoring Leader SignalFx

Splunk and SignalFx Combine Forces to Usher In New Era of APM; Joint Offering Helps Customers Monitor and Observe Data at Any Stage of their Cloud Journey

SAN FRANCISCO – October 2, 2019 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced that it has completed the acquisition of SignalFx, a SaaS leader in real-time monitoring and metrics for cloud infrastructure, microservices and applications. Splunk is already a leader in ITOM and an AIOps pioneer and, with the addition of SignalFx, is now a leader in observability and APM for organizations at every stage of their cloud journey, from cloud-native apps to homegrown on-premises applications. For more information, visit the SignalFx website for a free trial of SignalFx.

The aggregate purchase price for the transaction was approximately $1.05 billion, excluding adjustments, paid approximately 60% in cash and 40% in Splunk common stock.

“We live in a cloud-first world, where developers must have the ability to monitor and observe cloud-native infrastructure and applications in real-time, whether via logs, metrics or tracing. The power of Splunk and SignalFx allows our customers to monitor any relevant data at massive scale,” said Doug Merritt, President and CEO, Splunk. “I’m thrilled to welcome SignalFx to the Splunk team, and can’t wait to show our customers how our data platform can help them turn data into doing.”

“Atlassian uses SignalFx’s technology for cloud monitoring,” said Stephen Deasy, Atlassian’s Head of Engineering. “SignalFx helps us improve customer experience and keeps our business humming by monitoring our cloud infrastructure, microservices and applications.”

With Splunk, the combined technologies will give customers one platform that can monitor the entire enterprise application lifecycle. The predictability and versatility of Splunk's Data-to-Everything pricing programs will also provide SignalFx's customers with exceptional value and best-in-class, next generation solutions when compared to legacy APM solutions.

SignalFx’s cloud-delivered solutions have a highly differentiated set of features including real-time streaming analytics, such as the NoSample™ architecture for distributed tracing. The combination of Splunk and SignalFx will give IT departments a data platform that allows them to monitor and observe data in real-time, no matter the infrastructure or scale - in order to cut costs, boost revenue and improve the customer experience.

For more information about Splunk and SignalFx, visit the Splunk website.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the expected benefits of the acquisition of SignalFx, the impact of the acquisition on Splunk’s products and services, the capabilities of SignalFx’s products and services and the expected benefits of the combined offerings as well as expectations regarding our products and pricing. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: difficulties encountered in integrating the business, technologies, personnel and operations; costs related to the acquisition and integration; market acceptance of the acquisition and resulting products and services; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; market acceptance of our new pricing models; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2019, which is on file with the U.S. Securities and Exchange Commission and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk> and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2019 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact

Bill Bode

Splunk Inc.

press@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

IR@splunk.com